Execution Version
FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 18, 2021, is entered into among STONEX GROUP INC. (f/k/a INTL FCSTONE INC.), a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Amended and Restated Credit Agreement, dated as of February 22, 2019 (as amended or modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement, subject to the terms and conditions specified in this Agreement; and
WHEREAS, the Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement, subject to the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Amendments to Credit Agreement.
(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in its entirety to read as follows:
    “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Fifth Amendment Effective Date is $236,050,000.
“Maturity Date” means August 22, 2022; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day

(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means:
(1)    For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or
(b)    the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);
provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and
(2)    For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.
“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(1)    a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(2)    the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Fifth Amendment Effective Date” means June 18, 2021.
“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(i) and paragraph (1) of the definition of “Benchmark Replacement”.
“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(c)    The definitions of “LIBOR Screen Rate”, “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes” and “Scheduled Unavailability Date” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.
(d)    The introductory paragraph of Section 2.01(d) of the Credit Agreement is hereby amended to read as follows:
The Borrower shall have the right, upon at least five Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit or Swing Line Sublimit) and/or establish one or more Incremental Term Facilities, by a maximum aggregate amount not to exceed $0 in the aggregate, at any time prior to the date that is six months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:
(e)    A new Section 3.03(c) is hereby added to the Credit Agreement to read as follows:
(c)     Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)     On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.
(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(iv)     In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(f)    Section 3.07 of the Credit Agreement is hereby amended to read as follows:
    Section 3.07    [Reserved].
(g)    The Revolving Commitments and Applicable Percentage of Revolving Commitments on Schedule 2.01 to the Credit Agreement is hereby deleted and replaced with the Revolving Commitments and Applicable Percentage of Revolving Commitments on Schedule 2.01 attached hereto.
2.    Effectiveness; Condition Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)    receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors and the Lenders;

(b)    receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Fifth Amendment Effective Date, and in form and substance satisfactory to the Administrative Agent;

(c)    receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent: (i) a certificate of a Responsible Officer of each Loan Party certifying that such Loan Party has not modified its Organization Documents since such documents were delivered in connection with the Credit Agreement to the Administrative Agent, or if such documents have been modified, attaching and certifying copies of such modified Organization Documents, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by such Responsible Officer of such Loan Party to be true and correct as of the Fifth Amendment Effective Date; (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

(d)    receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 6 have been satisfied;

(e)    receipt by the Administrative Agent of a fee for each Lender consenting to this Agreement in an amount equal to the sum of (i) 0.05% of such Lender’s Revolving Commitment (after giving effect to this Amendment) plus (ii) 0.05% of such Lender’s portion of the Term Loan outstanding on the date hereof; and
(f)    receipt by the Administrative Agent of a fee for each Lender increasing its Revolving Commitment in an amount equal to 0.075% on the amount by which such Lender’s Revolving Commitment on the Fifth Amendment Effective Date is greater than its Revolving Commitment immediately prior to the Fifth Amendment Effective Date.
3.    Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable documented fees and expenses of Moore & Van Allen PLLC.
4.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Agreement is a Loan Document.
5.    Authority/Enforceability. Each Loan Party represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Agreement.
(d)    The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6.    Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that, after giving effect to this Agreement, (a) the representations and warranties contained in Article VI of the Credit Agreement (as amended by this Agreement) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation or and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.
7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to Section 11.17 of the Credit Agreement, this Agreement may be in the form of an Electronic Record (as defined in the Credit Agreement) and may be executed using Electronic Signatures (as defined in the Credit Agreement), including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.
8.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
11.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
BORROWER:            STONEX GROUP INC., (f/k/a INTL FCSTONE INC.),
a Delaware corporation
By:    /s/ Sean M. O'Connor
Name:    Sean M. O’Connor
Title:    President/Chief Executive Officer
By:    /s/ Kevin Murphy
Name:    Kevin Murphy
Title:    Group Treasurer

GUARANTORS:        STONEX BULLION INC. (f/k/a INTL FCSTONE ASSETS, INC.),
a Florida corporation
By:    /s/ Sean M. O'Connor
Name:    Sean M. O’Connor
Title:    Chief Executive Officer

FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Treasurer

FCSTONE GROUP, INC.,
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer

STONEX MARKETS LLC (f/k/a INTL FCSTONE MARKETS, LLC),
an Iowa limited liability company
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer

STONEX TECHNOLOGY SERVICES LLC (f/k/a INTL TECHNOLOGY SERVICES, LLC), a Delaware limited liability company

By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer

STONEX (NETHERLANDS) B.V. (f/k/a INTL FCSTONE (NETHERLANDS) BV), a private company with limited liability incorporated under the laws of the Netherlands

By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Director
GAIN CAPITAL HOLDINGS, INC.,
a Delaware corporation

By:    /s/ Glenn Stevens
Name:    Glenn Stevens
Title:    President & CEO

GAIN HOLDINGS, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name:    Glenn Stevens
Title:    Manager

GLOBAL FUTURES & FOREX, LTD.,
                a Michigan corporation

By:    /s/ Alexander Bobinski
Name:    Alexander Bobinski
Title:    Manager
S.L. BRUCE FINANCIAL CORPORATION,
                an Ohio Corporation

By:    /s/ Alexander Bobinski
Name:    Alexander Bobinski
                Title:    Manager

            GCAM, LLC,
            a Delaware limited liability company

            By:    /s/ Glenn Stevens
            Name:    Glenn Stevens
            Title:    Manager
            GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC,
        a Delaware limited liability company

            By:    /s/ Glenn Stevens
            Name:    Glenn Stevens
Title:    Manager

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Kyle D. Harding
Name:    Kyle D. Harding
Title:    Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender
By:    /s/ Maryanne Fitzmaurice
Name:    Maryanne Fitzmaurice
Title:    Director

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Elizabeth Masciopinto
Name: Elizabeth Masciopinto
Title: Duly Authorized Signatory

SIGNATURE BANK,
as a Lender
By:    /s/ Richard Ohl
Name: Richard Ohl
Title: SVP, Sr. Lender

BMO HARRIS BANK N.A.,
as a Lender
By:    /s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

BANKUNITED, N.A.,
as a Lender
By:    /s/ John S. Wamboldt
Name: John S. Wamboldt
Title: SVP

CIBC BANK USA,
as a Lender
By:    /s/ Michael King
Name: Michael King
Title: Managing Director

BARCLAYS BANK PLC,
as a Lender
By:    /s/ Jurgens Human
Name:    Jurgens Human
Title: Director, Financial Institutions Group
Executed in New York

CADENCE BANK, N.A.,
as a Lender
By:    /s/ Hoyt Elliott
Name:    Hoyt Elliott
Title:     Vice President

THE HUNTINGTON NATIONAL BANK,
as a Lender
By:    /s/ William F. Sweeney
Name: William F. Sweeney
Title: Senior Vice President

WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Philip Falivene
Name: Philip Falivene
Title: Senior Vice President

TRISTATE CAPITAL BANK,
as a Lender
By:    /s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

INVESTORS BANK,
as a Lender
By:    /s/ Lou Iaccuci
Name:    Lou Iaccuci
Title:    Senior Vice President

BANK OF HOPE,
as a Lender
By:    /s/ Keri Svancara
Name: Keri Svancara
Title: Senior Vice President